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                                                                   Exhibit 21

                  SUBSIDIARIES OF ALARIS MEDICAL SYSTEMS, INC.


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

Name                                                        Jurisdiction of Incorporation
-----------------------------------                         -----------------------------
IVAC Overseas Holdings, Inc.                                Delaware
River Medical, Inc.                                         Delaware
ALARIS Foreign Sales Corp.                                  Barbados
ALARIS Medical Canada Ltd.                                  Canada
ALARIS Medical Nordic, AB                                   Sweden
IVAC Industries Limited                                     United Kingdom
ALARIS Medical UK Limited                                   United Kingdom
ALARIS Medical France, S.A.                                 France
ALARIS Medical Deutschland, GmbH                            Germany
ALARIS Medical Espana, S.L.                                 Spain
IMED Ltd.                                                   United Kingdom
ALARIS Medical Australia Pty Ltd.                           Australia
IMED Holding Co. Ltd.                                       British Virgin Islands
ALARIS Consent Corporation                                  Delaware
Sistemas Medicos ALARIS, S.A. de CV                         Mexico
ALARIS Medical Norway A/S                                   Norway
ALARIS Medical Italia, S.P.A.                               Italy
ALARIS Medical Holland, BV                                  Netherlands
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